Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	January 25, 2006

Issuer Name and Ticker or Trading Symbol:	Hungarian Telephone and Cable Corp.
(HTC)

Designated Filer:	Providence Equity Partners IV LLC

Other Joint Filers	Providence Equity Operating Partners IV L.P.
Providence Syndication Partners (Cayman) L.P.
Providence Equity GP IV L.P.
Providence Syndication Partners (Cayman) GP, Ltd.
Paul J. Salem
Glenn M. Creamer
Jonathan M. Nelson

Addresses:	The principal business address of each of the Joint Filers above is c/o Providence Equity Partners L.L.C., 50 Kennedy Plaza, Providence, RI 02903.

Signatures:

PROVIDENCE EQUITY OPERATING PARTNERS IV L.P.

By:	Providence Equity GP IV L.P., the General Partner

By:	Providence Equity Partners IV L.L.C., its general partner

By:	/s/ Jonathan Nelson
Name: Jonathan Nelson
Title: Director

PROVIDENCE EQUITY GP IV L.P.

By:	Providence Equity Partners IV L.L.C., its general partner

By:	/s/ Jonathan Nelson
Name: Jonathan Nelson
Title: Director

PROVIDENCE EQUITY PARTNERS IV L.L.C.

By:	/s/ Jonathan Nelson
Name: Jonathan Nelson
Title: Director

PROVIDENCE SYNDICATION PARTNERS (CAYMAN) L.P.
By: Providence Syndication Partners (Cayman) GP, Ltd., its general partner

By:	/s/ Jonathan Nelson
Name: Jonathan Nelson
Title: Director

PROVIDENCE SYNDICATION PARTNERS (CAYMAN) GP, LTD.

By:	/s/ Jonathan Nelson
Name: Jonathan Nelson
Title: Director

/s/ Paul J. Salem
Paul J. Salem

/s/ Glenn M. Creamer
Glenn M. Creamer

/s/ Jonathan M. Nelson
Jonathan M. Nelson